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                          USTA BULLETIN BOARD USER AGREEMENT

                                     (ELECTRONIC)

THIS USTA BULLETIN BOARD USER AGREEMENT (this "Agreement") is made by and between the United States Trotting Association ("USTA") and the undersigned noted as the "User" on the signature page of this Agreement ("User").

                                BACKGROUND INFORMATION

USTA has created and maintains an online bulletin board and data base to which User desires to obtain access, and USTA agrees to provide User access to such online bulletin board and data base on the terms and conditions contained herein.

                                      PROVISIONS

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is acknowledged, the parties agree as follows:

Section 1.     ACCESS TO THE NETWORK.

(a) User's access to USTA's online bulletin board and data base (the "Network") that compiles and posts information and opinions related to Standardbred horse racing and breeding which are useful to spectators of and participants in Standardbred horse racing and to those who breed, sell, purchase and import and export Standardbred horses (collectively, the "Information") is subject to the terms and conditions of this Agreement including the charges and limitations set forth herein, as changed from time to time pursuant to the terms hereof.

(b) Provided User abides by the terms of this Agreement, USTA hereby grants to User a limited, nonexclusive, and non-transferable license to access the Network only in the continental United States or Canada for the limited purpose of incorporating the Information into race cards and past performance computer screens and track program that would be utilized by You Bet!/Ladbroke at the Meadows account holders through User's virtual private, secure, on-line network for live racing, information and wagering to the extent permitted by applicable law (the "Approved Use") and for no other purposes. As a condition to the access to the Information or the Network for the Approved Purpose by User's account holders (the "Third Party Users"), the User shall cause the Third Parry Users to enter into an agreement with the User in accordance with the provisions of
Section 2 and User acknowledges that the Third Party Users' use of the Network and Information shall not release it from its obligations hereunder, subject to the terms and conditions of this Agreement.

(c) In furtherance of the foregoing licenses, USTA grants User a limited right and license to use the unique user ID, password and personal toll-free access telephone number which have been issued to the User (the "Access Codes") to access the Network for the limited purpose described herein and subject to the other terms and conditions set forth herein. USTA grants User a limited right and license to use the Access Codes in accordance with the terms and conditions of this Agreement. User may change the password from time to time without consent of USTA.

(d) User is responsible for maintaining the confidentiality of the Access Codes. In furtherance thereof, User shall not disclose User's Access Codes to any other person or entity without USTA's prior written consent; provided, however, User may disclose its Access Codes to its employees on a "need to know" basis, but User shall limit its access to the Network to one employee at a time, unless User obtains USTA's prior written consent. User assumes full responsibility for the use of its Access Codes by its employees and their use of the Network and USTA will consider any use made thereof to have been made by User. User agrees to indemnify USTA and hold USTA harmless against any liability or claim arising out of use of User's Access Codes, except where User gives USTA notice of unauthorized use of User's Access Codes, as provided in (e)


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below.

(e) User agrees to notify USTA immediately of any unauthorized use of User's Access Codes. User will give such notice to USTA first by telephone and then in writing (including by telefax). Upon receipt of the telephone notice, USTA will cancel User's Access Codes and upon receipt of written notice (including by telefax), USTA will issue new Access Codes to User, the use of which is subject to all the same terms and restrictions of this Agreement.

Section 2. THIRD PARTY USE. As an inducement to USTA to enter into this Agreement and as a condition to the Third Party User's access to the Network or the Information, the User shall cause each Third Party User to enter into an agreement with the User, which includes the following provisions:

(a) The agreement may be directly enforced by USTA without joinder or consent of User;

(b) The data provided or compiled by USTA generally is accurate, but errors and omissions and mistakes occasionally can occur as a result of incorrect data received from others over which USTA has no control and that USTA therefore disclaims responsibility for the consequences of such errors, omissions, and mistakes. USTA requests that if you become aware of any error, you advise it of any such mistake, error or omission in such Information.

(c) The Third Party User understands that USTA has invested significant time and money in developing the Network and the compilation of the Information and that the Network and such compilation is proprietary to USTA and a portion of the database and compilation are copyrighted by USTA. In furtherance thereof, the Third Party Users agree that the Information may be viewed by the Third Party User, stored in memory, manipulated, analyzed and reformatted for the Approved Use only, and the Third Party User agrees to refrain from directly or indirectly (i) disclosing the Information to any person, firm, company, or entity, (ii) knowingly making the Network or any Information available to any person, firm, company, or entity, or (iii) copying, downloading, uploading, or in any other way reproducing the Network or the Information. In no event, however, shall the Third Party's use of the Information permit the sale, use or distribution of the Information through the Internet or permit the right to identify or separately package and/or separately sell the Information to any person or entity without USTA's prior written consent, which may be withheld or delayed in its sole and absolute discretion.

Section 3.     RESTRICTIONS ON USER'S USE OF NETWORK AND THE INFORMATION

(a) USTA will periodically load Information onto the Network. By accessing the Network, User agrees with USTA's determination that the Network and the compilation of Information is confidential and proprietary to USTA. User agrees that the Network and the compilation of the Information gravely affects the effective and successful conduct of USTA's business and that failure to mark the Network or Information as confidential or proprietary shall not affect its status as confidential or proprietary.

(b) Information USTA loads onto the Network may be viewed by the User, stored in memory, manipulated, analyzed and reformatted for the Approved Use only through a private, secure network maintained by User for access by Third Party Users, as provided herein. Except for the Approved Use, User shall refrain from directly or indirectly (i) disclosing the Information to any person, firm company, or entity, (ii) knowingly making the Network or any Information available to any others for any use other than the Third Party Users who have entered into an agreement in accordance with the terms of Section 2, or (iii) copying, downloading, uploading, or in any other way reproducing the Network or the Information. In no event, however, shall the Approved Use permit User's sale, use or distribution of the Information through the Internet or permit the electronic compilation of the Information or the use of the Information for purposes of producing or distributing enhanced past performance data.

(c) User acknowledges that users other than the USTA, including the Ladbroke at the Meadows (the "Transmitting Parties") may upload information onto the Network which is also confidential or proprietary information and User agrees not to use, store in memory, manipulate, analyze, or reformat information from


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any of the Transmitting Parties without the prior consent of the Transmitting
Party whose data will be used by the User and only to the extent permitted by such Transmitting Party. User represents and warrants to and for the benefit of USTA that User has such an agreement with the Ladbroke at the Meadows whose data will be used by the User for the Approved Use and User acknowledges that such representation and warranty and agreement set forth in this subparagraph is a material inducement to USTA to enter into this Agreement and that USTA has relied upon such representation and warranty in allowing access to the Information and Network.

Section 4.     PAYMENT OF FEES.

(a) As a condition of User's access to the Network and use of the Information, User will pay USTA the following charges, as amended from time to time (the Fees"):

***/DAY for the first download of a single race program from a single track on any calendar day the User downloads any information from the Network - whether from the USTA or Ladbroke at the Meadows; plus ***/DOWNLOAD for each subsequent download of any single race program from any other track on the same calendar day - whether from the USTA or Ladbroke at the Meadows;
800 PHONE CHARGES - ***/minute for connections within the continental United States; or ***/minute for connections within Canada;
ALL APPLICABLE FEDERAL, STATE, COUNTY OR LOCAL TAXES.

NOTWITHSTANDING THE FOREGOING, THE USER AGREES TO PAY TO USTA A MINIMUM MONTHLY FEE OR AT LEAST ***, BUT NO MORE THAN ***.

USTA reserves the right, at any time, to change or increase the Fees or USTA's billing methods, including adding fees or separate charges for User's access to the Network. Any such change shall be effective upon ten (10) days notice. User can terminate this Agreement under Section 7 if any change is unacceptable to User. User's use of the Network after the effective date of notice of a change in the Fees constitutes acceptance of such change.

(b) User agrees that any other cost incurred in maintaining its private, secure network and for accessing the Network and the Information, including for example hardware and software, are User's sole responsibility.

(c) USTA shall bill Member on the first day of each calendar month for the Fees incurred by the Member for the previous month's services and use of the Network and the payment of such Fees is due and payable within ten (10) days thereafter. USTA may impose a 1.5 percent delinquent charge on User's account if it is not paid within thirty (30) days. All charges are final after ninety
(90) days. User is liable for all attorneys' and collection fees incurred to collect any unpaid balance of User's account.

Section 5. USER'S ACKNOWLEDGMENTS AND WARRANTIES. User shall provide USTA with accurate, true, correct and current information on all registration applications or other documents concerning this Agreement, User shall not engage in any illegal, scandalous, or immoral act over the Network, including copyright infringement, libel, or the use of obscene or lewd language, and User agrees that USTA may rely upon any information received from Ladbroke at the Meadows regarding the User's misuse or right to use the Network, Information, or information transmitted to the USTA from Ladbroke at the Meadows and that any breach of this Agreement, including a breach of this Section or Section 1 or 2 may result in the termination of User's right hereunder. Furthermore, User agrees to indemnify USTA against any liability or claim arising out of User's misuse of the Information, the Network, or information received by the USTA from any Transmitting Party.

Section 6.     NEGATION OF WARRANTY AND LIMITATION OF LIABILITY.

(a) USTA posts views, opinions and recommendations of individuals and organizations which are deemed to be of interest. However, USTA does not endorse any view, opinion or recommendation posted on


*** Represents confidential information filed separately with the Commission

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the Network, and USTA does not give investment, tax or legal advice, or advocate the purchase or sale of any product or service.

(b) User expressly agrees that the use of the Network and the Information is at User's sole risk. USTA is not liable to User or anyone else for any loss or injury caused by USTA's negligence or any act or omission in receiving, storing, retransmitting, procuring, compiling, interpreting, reporting or delivering any information or services through the Network, including but not limited to any consequential, special or incidental damages, even if USTA has been advised of the possibility of such damages and without regard to the nature of the claim or underlying theory or cause of action (whether in contract, tort or otherwise). In no event shall USTA's liability exceed one-half (1/2) of the Fees User has paid to USTA for use of the Network or the Information.

(c) USTA provides access to the Network and the Information without guaranteeing access to the Network or the Information at a time or location of User's choosing or at any time. USTA does not guarantee the Network has adequate capacity to serve User's needs, and User waives any claims against USTA arising out of User's failure to access to the Network.

Section 7. TERMINATION.

(a) USTA may terminate this Agreement upon thirty (30) days' written notice and without liability to User. All charges related to or incurred as a result of this Agreement are immediately due and payable upon termination by USTA, and User shall not be entitled to any refund if USTA terminates this Agreement.

(b) USTA may immediately terminate this Agreement upon written notice to User and without liability to USTA in the event User breaches any term of this Agreement or its right to use information on the Network from Ladbroke at the Meadows is terminated.

(b) User may terminate this Agreement upon thirty (30) days' written notice (including by telefax), and this shall be User's sole right and remedy with respect to any dissatisfaction with the Network. On termination, User will immediately pay any outstanding balance on User's account. User's obligation to pay hourly usage charges and User's other obligations shall continue in effect until User gives USTA notice of termination.

Section 8. NOTICE. Any notice required to be given hereunder shall be effective when sent to the parties as follows:

To USTA:                                          To User.

United States Trotting Association                You Bet! Racing Network, Inc.

     750 Michigan Ave.                            Elaine Matthews
     Columbus, Ohio 43215                         1950 Sawtelle Blvd, Ste 180
     Fax: (614) 224-4575                          Los Angeles, CA 90025
     (for Notice under Section 1 (e) only)        Fax 310 444 3390

Section 9. AMENDMENTS. Except as otherwise provided in this Agreement, USTA may change any term of this Agreement upon ten (10) days written notice to User, except for the Approved Use, which may only be changed upon mutual approval of the parties.

Section 10. ENTIRE AGREEMENT. This Agreement together with the attached Schedule of Fees constitutes the entire understanding between the parties and supersedes all prior agreements, representations or understandings relating to the subject matter hereof.

Section 11. SEVERABILITY. The provisions of this Agreement are severable, and should any provisions be invalid, void, voidable or unenforceable, it will not affect any other portion or provision.

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Section 12.    NO PARTNERSHIP.   Nothing in this Agreement constitutes or
creates a partnership, association or agency relationship between USTA and User.

Section 13. ASSIGNMENT. This Agreement is personal to User and User shall not assign it to anyone, but USTA shall have the right to assign this Agreement or to delegate or subcontract any of its duties without User's consent and this Agreement is binding upon and inures to the benefit of the permitted successors and assigns.

Section 14. WAIVERS. Any waiver by USTA of any breach of any kind or character by User is not a continuing waiver of or consent to any subsequent breach of this Agreement.

Section 15. GOVERNING LAW/VENUE. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State without regard to its conflicts of law provisions. The parties agree that any action concerning, relating to or involving this Agreement must be venued in Franklin County, Ohio, and the parties hereby irrevocably consent to the jurisdiction of the courts in Franklin County.

Section 16. INDEMNIFICATION. The User shall indemnify, defend, and hold USTA and its officers, directors, employees, representatives, assigns, agents, and successors harmless from any demands, claims, or suits by a third party for loss, damages or expenses (including attorneys' fees) arising out of or relating to User's breach of this Agreement

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective the date and year first above written.

User

You Bet! Racing Network, Inc.                United States Trotting Association


By:  /s/                                     By:  /s/
     -------------------------------              ------------------------------
Title: President                             Title: Publicity / PR Dir.
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(If applicable)
Dated: 3-16-98                               Dated  March 18, 1998
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